                            ARTICLES OF AMENDMENT
                                    TO THE
                             AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION
                                      OF
                         CAP ROCK ENERGY CORPORATION


     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Amended and Restated Articles of Incorporation which moves the limitations on voting rights with respect to the corporation's common stock from Article Four to Article Eight and amends Article Twelve regarding the number of directors of the corporation.


                                   ARTICLE I

     The name of the corporation is Cap Rock Energy Corporation.


                                  ARTICLE II

     The second paragraph of Article Four of the Articles of Incorporation of the corporation is hereby deleted in its entirety.

                                  ARTICLE III

     Article Eight of the Articles of Incorporation of the corporation is hereby amended and restated to read as follows:

                                ARTICLE EIGHT
                      VOTING LIMITATIONS ON COMMON STOCK

          The Common Stock shall entitle the record holder thereof to one vote per share, with the exception that the voting rights with respect to each share of Common Stock of the corporation held by a shareholder (including any "Affiliate" of a shareholder) in excess of five percent (5%) of the outstanding Common Stock of the corporation shall be limited to one-one hundredth (1/100th) per share. The Common Stock shall have all of the other rights, privileges and limitations provided to shares of Common Stock of a corporation under the Texas Business Corporation Act, as amended from time to time. As used herein, (a) the term "Affiliate", as it relates to a shareholder, shall mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the shareholder; (b) the term "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of another person, whether through the ownership of voting securities, by contract or otherwise; and (c) for purposes of this Article Eight, ownership, direct or indirect, of five percent (5%) of more of the voting securities, partnership interests, or other voting interests in another person shall be deemed to constitute control of such person.

                                  ARTICLE IV

     The first sentence of Article Twelve of the Articles of Incorporation of the corporation is hereby deleted in its entirety and the following new sentence is substituted in its place:

     The Board shall be composed of not less than three (3) nor more than twelve (12) members.


                                  ARTICLE V

     The amendment to the Articles of Incorporation of the corporation set forth above was adopted by the sole shareholder of the corporation on June 21, 2001.

                                  ARTICLE VI

     The number of shares of the corporation outstanding at the time of the adoption of the amendment to the Articles of Incorporation of the corporation set forth above was 1,000, and the number of shares entitled to vote on the amendment was 1,000.

                                 ARTICLE VII

     The holder of all of the shares outstanding and entitled to vote on the amendment to the Articles of Incorporation of the corporation set forth above has signed a written consent adopting the amendment.

                                 ARTICLE VIII

     The amendment to the Articles of Incorporation of the corporation set forth above does not effect a change in the amount of stated capital of the corporation.


                                       CAP ROCK ENERGY CORPORATION



                                       ------------------------------------
                                       David W. Pruitt, President